AMENDED AND RESTATED
                       TRANSFER AGENT SERVICING AGREEMENT
                           (For Omnibus Accounts only)


     THIS amended and restated agreement is made and entered into as of this 16th day of January, 2002, by and between Zodiac Trust, a business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust") and U.S. Bancorp Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as the "USBUSBFS").

     WHEREAS, the Trust entered into a Transfer Agent Servicing Agreement with USBFS (formerly, Firstar Mutual Fund Services, LLC) on August 1, 2001 and wishes to amend and restate the agreement;

     WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, USBFS is a limited liability company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers; and

     WHEREAS, the Trust desires to retain USBFS to provide transfer and dividend disbursing agent services to each series of the Trust listed on Exhibit A attached hereto, (each hereinafter referred to as a "Fund") as may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and USBFS agree as follows:

1.   Appointment of Transfer Agent

                  The Trust hereby appoints USBFS as Transfer Agent of the Trust on the terms and conditions set forth in this Agreement, and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.       Duties and Responsibilities of USBFS

                  USBFS shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

     A.   Receive orders for the purchase of shares;

     B. Process purchase orders with prompt delivery, where appropriate, of payment and supporting documentation to the Trust's custodian, and issue the appropriate number of uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

     C. Arrange for issuance of shares obtained through transfers of funds from shareholders' accounts at financial institutions and arrange for the exchange of shares for shares of other eligible investment companies, when permitted by Prospectus.

     D.   Process  redemption   requests  received  in  good  order  and,  where
          relevant, deliver appropriate documentation to the Trust's custodian;

     E. Pay monies upon receipt from the Trust's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

     F. Process transfers of shares in accordance with the shareholder's instructions;

     G. Process exchanges between funds and/or classes of shares of funds both within the same family of funds and with a First American Money Market Fund, if applicable;

     H. Prepare and transmit payments for dividends and distributions declared by the Trust with respect to the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions;

     I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

     J. Record the issuance of shares of the Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Fund which are authorized, issued and outstanding;

     K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

     L.   Mail shareholder reports and prospectuses to current shareholders;

     M. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information returns required with respect to dividends and distributions for all shareholders;

     N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust;

     O. Mail requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Trust, all as required by applicable Federal tax laws and regulations;

     P. Provide a Blue Sky System that will enable the Trust to monitor the total number of shares of the Fund sold in each state. In addition, the Trust or its agent, including USBFS, shall identify to USBFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of USBFS for the Trust's Blue Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust or its agent;

     Q. Answer correspondence from shareholders, securities brokers and others relating to USBFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between USBFS and the Trust.

     R. Reimburse the Fund each month for all material losses resulting from "as of" processing errors for which USBFS is responsible in accordance with the "as of" processing guidelines set forth in the attached Exhibit B.

3.   Compensation

                  The Trust agrees to pay USBFS for the performance of the duties listed in this agreement as set forth on Exhibit A attached hereto; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention (if requested by the Trust), mailing, insertion, programming (if requested by the Trust), labels, shareholder lists and proxy expenses.

                  These fees and reimbursable expenses may be changed from time to time subject to mutual written agreement between the Trust and USBFS.

                  The Trust agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

                  Notwithstanding anything to the contrary, amounts owed by the Trust to USBFS shall only be paid out of assets and property of the particular Fund involved.

4.   Representations of USBFS

     USBFS represents and warrants to the Trust that:

     A. It is a limited liability corporation duly organized, existing and in good standing under the laws of Wisconsin;

     B.   It is a registered transfer agent under the Exchange Act;

     C. It is duly qualified to carry on its business in the State of Wisconsin;

     D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

     E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

     F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

     G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.   Representations of the Trust

     The Trust represents and warrants to USBFS that:

     A. The Trust is an open-end diversified investment company under the 1940 Act;

     B. The Trust is a business trust organized, existing, and in good standing under the laws of Delaware;

     C. The Trust is empowered under applicable laws and by its Declaration of Trust and Bylaws to enter into and perform this Agreement;

     D. All necessary proceedings required by the Declaration of Trust have been taken to authorize it to enter into and perform this Agreement;

     E. The Trust will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

     F. A registration statement under the Securities Act has been declared effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

6.   Performance of Service; Limitation of Liability

     A. USBFS shall exercise reasonable care in the performance of its duties under this Agreement. USBFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond USBFS's control, except a loss arising out of or relating to the USBFS' refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless USBFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which USBFS may sustain or incur or which may be asserted against USBFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to USBFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to USBFS and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

          USBFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Trust may sustain or incur or which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of USBFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond USBFS's control. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect USBFS's premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS.

          Regardless of the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

     B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

     C. USBFS is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust's Declaration of Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. USBFS further agrees that it shall not seek satisfaction of any such obligation from the shareholder or any individual shareholder of a series of the Trust, nor from the Trustees or any individual Trustee of the Trust.

7.   Proprietary and Confidential Information

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     Further, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Graham-Leach-Bliley Act (the "Act") as may be modified from time to time. Notwithstanding the foregoing, USBFS will not share any nonpublic personal information concerning any of the Trust's shareholders with any third party unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act.

8.   Term of Agreement

     This Agreement shall become effective as of the date hereof and will continue in effect through August 1, 2004. Subsequent to the initial term, this Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

9.   Records

     USBFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular,
     Section 31 of the 1940 Act, and the rules thereunder. USBFS agrees that all such records prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such section and rules of the Investment Company Act and will be promptly surrendered to the Trust on and in accordance with its request.

10.  Governing Law

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

11.  Duties in the Event of Termination

     In the event that, in connection with termination, a successor to any of USBFS's duties or responsibilities hereunder is designated by the Trust by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which USBFS has maintained, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from USBFS's personnel in the establishment of books, records, and other data by such successor.

12.  Notices

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:
     Notice to USBFS shall be sent to:

                  U.S. Bancorp Fund Services, LLC
                  615 East Michigan Street
                  Milwaukee, WI  53202

     and notice to the Trust shall be sent to:

                  Zodiac Trust
                  Attention:  Joe Neuberger
                  615 E. Michigan Street
                  Milwaukee, WI  53202

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

ZODIAC TRUST                                U.S. BANCORP FUND SERVICES, LLC


By: /s/ Joseph C. Neuberger                     /s/ Joe D. Redwine
    ______________________________          By: ________________________________
    Joseph C. Neuberger                         Joe D. Redwine

Title: President                            Title: President
       ___________________________                 _____________________________




                 ADDENDUM TO TRANSFER AGENT SERVICING AGREEMENT


THIS ADDENDUM, dated as of July 24, 2002, modifies the Transfer Agent Servicing Agreement by and between U.S. Bancorp Fund Services, LLC (the "Transfer Agent") and Zodiac Trust (the "Trust"), such Agreement being hereinafter referred to as the "Agreement."

WHEREAS, Section 352 of the USA Patriot Act (the "Act") and the Interim Final Rule (Section 103.130) adopted by the Department of the Treasury's Financial Crimes Enforcement Network (the "Rule") require the Trust to develop and implement an anti-money laundering program and monitor the operation of the program and assess the effectiveness; and

WHEREAS, Section 326 of the Act, as proposed, requires the Trust to develop and implement a Customer Identification Program ("CIP") as part of the Trust's overall anti-money laundering program to ensure, among other things, that the Trust obtains certain information from each of its customers and to be reasonably sure it knows each of its customers; and

WHEREAS, in order to assist its transfer agent clients with their anti-money laundering compliance responsibilities under the Act and the Rule, the Transfer Agent has provided to the Trust for their consideration and approval written procedures describing various tools designed to promote the detection and reporting of potential money laundering activity by monitoring certain aspects of shareholder activity (the "Monitoring Procedures") as well as written procedures for verifying a customer's identity (the "Customer Identification Procedures"), together referred to as the "Procedures"; and

WHEREAS, the Trust desires to implement the Procedures as part of their overall anti-money laundering program and, subject to the terms of the Act and the Rule, delegate to the Transfer Agent the day-to-day operation of the Procedures on behalf of the Trust.

NOW THEREFORE, the parties agree, and the Agreement is hereby modified, as follows:

1. The Trust acknowledges that they have had an opportunity to review, consider and comment upon the Procedures provided by the Transfer Agent and the Trust has determined that the Procedures, as part of the Trust's overall anti-money laundering program, are reasonably designed to prevent the Trust from being used for money laundering or the financing of terrorist activities and to achieve compliance with the applicable provision of the Bank Secrecy Act and the implementing regulations thereunder.

2. Based on this determination, the Trust hereby instructs and directs the Transfer Agent to implement the Procedures on the Trust's behalf, as such may be amended or revised from time to time.

3. It is contemplated that these Procedures will be amended from time to time by the parties as additional regulations are adopted and/or regulatory guidance is provided relating to the Trust's anti-money laundering responsibilities.

4. The Transfer Agent agrees to provide to the Trust (a) prompt written notification of any transaction or combination of transactions that the Transfer Agent believes, based on the Procedures, evidence money laundering activity in connection with the Trust or any shareholder of the Trust, (b) prompt written notification of any customer(s) that the Transfer Agent reasonably believes, based upon the Procedures, to be engaged in money laundering activity, provided that the Trust agrees not to communicate this information to the customer, (c) any reports received by the Transfer Agent from any government agency or applicable industry self-regulatory organization pertaining to the Transfer Agent's anti-money laundering monitoring on behalf of the Trust as provided in this Addendum, (d) prompt written notification of any action taken in response to anti-money laundering violations as described in (a), (b) or (c), and (e) an annual report of its monitoring and customer identification activities on behalf of the Trust. The Transfer Agent shall provide such other reports on the monitoring and customer identification activities conducted at the direction of the Trust as may be agreed to from time to time by the Transfer Agent and the Trust.

5. The Trust hereby directs, and the Transfer Agent acknowledges, that the Transfer Agent shall (a) permit federal regulators access to such information and records maintained by the Transfer Agent and relating to the Transfer Agent's implementation of the Procedures on behalf of the Trust, as they may request, and (b) permit such federal regulators to inspect the Transfer Agent's implementation of the Procedures on behalf of the Trust.

6. Fees and expenses (other than those already set forth in the Agreement) for services to be provided by the Transfer Agent hereunder shall be set forth in a fee schedule agreed upon by the Trust and the Transfer Agent from time to time. A copy of the initial fee schedule is attached hereto as Exhibit A.

7. This Addendum constitutes the written instructions of the Trust pursuant to the terms of the Agreement. Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have executed this Addendum as of the date and year first above written.



/s/ Joseph C. Neuberger                     /s/ Joe D. Redwine
_________________________________           _________________________________
Zodiac Trust                                U.S. Bancorp Fund Services, LLC



By:  President                              By: President
     _________________________________      _____________________________
      Authorized Officer                       Authorized Officer